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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

        We consent to the incorporation by reference in Registration Statement No. 333-55831 on Form S-4 and in Registration Statement Nos. 333-10429 and 333-48143 on Form S-8 of Westaff, Inc. of our report dated January 10, 2003, appearing in this Annual Report on Form 10-K of Westaff, Inc. for the year ended November 2, 2002.

        Our audits of the financial statements referred to in our aforementioned report also included the schedules of Valuation and Qualifying Accounts and Reserves (Schedule II) of Westaff, Inc. appearing on page IV-1. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Oakland, California
January 28, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES